Exhibit 99.1

MGM GROWTH PROPERTIES LLC REPORTS THIRD QUARTER RESULTS

MGP INCREASED ITS ANNUAL DIVIDEND TO $1.55, AN 8.4% INCREASE OVER THE PRIOR

ANNUAL RATE

Las Vegas, Nevada, November 7, 2016 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter ended September 30, 2016. Net income available to MGP Class A shareholders for the quarter was $10.6 million, or $0.18 per dilutive share.

Financial highlights for the third quarter of 2016:

●	Rental revenue was $154.8 million;
●	Net income was $42.7 million;
●	Funds From Operations(1) (“FFO”) was $98.4 million, or $0.42 per diluted Operating Partnership unit;
●	Adjusted Funds From Operations(2) (“AFFO”) was $111.1 million, or $0.48 per diluted Operating Partnership unit;
●	Adjusted EBITDA(3) was $151.3 million;
●	General and administrative expenses were $2.7 million; and
●	Acquisition-related costs of $9.5 million related to the Borgata transaction, primarily related to real estate transfer tax and title fees.

On August 1, 2016, the Company successfully completed the previously announced acquisition of the real estate assets associated with Borgata Hotel Casino and Spa (“Borgata”) from MGM Resorts International (“MGM Resorts”). With the addition of Borgata, the annual rent payment due under the master lease increased from $550 million to $650 million for the remainder of the first lease year.

“As reflected by the Borgata acquisition, the Company is executing on its strategy of sustainably growing the Company and dividend,” said James Stewart, CEO of MGM Growth Properties. “The Borgata acquisition was accretive to our AFFO, diversified our portfolio with a premiere integrated resort in the eastern U.S., and was executed in a manner that enabled us to maintain our strong balance sheet.”

On September 15, 2016, the Company’s Board of Directors declared a quarterly dividend of $0.3875 per Class A share (based on a $1.55 annualized basis), which was paid on October 14, 2016 to holders of record on September 30, 2016.

The following table provides a reconciliation of Net income (GAAP) to FFO, AFFO and Adjusted EBITDA of MGP for the three months ended September 30, 2016 (in thousands, except unit and per unit amounts):

Three Months Ended September 30, 2016
Reconciliation of Non-GAAP Financial Measures
Net income	$ 42,671
Depreciation	54,260
Property transactions, net	1,442

Funds From Operations	98,373
Amortization of financing costs	2,678
Non-cash compensation expense	184
Net effect of straight-line rent	(642)
Acquisition-related expenses	9,500
Amortization of above market lease, net	114
Provision for income taxes	915

Adjusted Funds From Operations	111,122
Interest expense	42,839
Amortization of financing costs	(2,678)

Adjusted EBITDA	$ 151,283

Weighted average Operating Partnership units outstanding
Basic	233,642,286
Diluted	233,894,449
FFO per Operating Partnership unit
Diluted	$ 0.42
AFFO per Operating Partnership unit
Diluted	$ 0.48

Financial Position

The Company had $340.3 million of cash and cash equivalents as of September 30, 2016. Cash received from rent payments under the master lease for the three-month period ending September 30, 2016 was $154.2 million, which included rent for Borgata beginning on August 1, 2016, the date of the Borgata transaction.

On July 15, 2016, MGM Growth Properties Operating Partnership LP (“Operating Partnership”) made a cash distribution of $56.7 million relating to the second quarter dividend declared with respect to the Operating Partnership units, $41.6 million of which was paid to subsidiaries of MGM Resorts and $15.1 million was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.2632 per Class A share.

On August 12, 2016, the Operating Partnership issued $500 million in aggregate principal amount of 4.50% senior unsecured notes due 2026. The net proceeds were used to refinance amounts outstanding under the Operating Partnership’s revolving credit facility that were drawn in connection with the Borgata acquisition with the remaining proceeds used for general corporate purposes.

On October 26, 2016 the Company announced that it had successfully completed a re-pricing of the Operating Partnership’s $1.841 billion term loan B facility. The term loan B facility was re-priced to initially bear interest at LIBOR plus 2.75%, with a LIBOR floor of 0.75%, which represents a 50 basis point reduction compared to the prior rate of LIBOR plus 3.25%, with a LIBOR floor of 0.75%. In addition, the Operating Partnership will receive a further reduction of pricing to LIBOR plus 2.50%, with a LIBOR floor of 0.75% so long as it achieves minimum corporate family ratings of Ba3/BB-.

“The capital markets continue to show their tremendous support in our Company and our growth strategy,” said Andy Chien, CFO of MGM Growth Properties. “With our new 10-year bond offering and our recent re-pricing of the term loan B, we are demonstrating that our strong balance sheet, improving credit profile and access to capital position us well to grow the Company on an accretive basis.”

The Company’s long-term debt at September 30, 2016 was as follows (in thousands):

At September 30, 2016
Senior Secured Credit Facility:
Term Loan A Facility	$292,500
Term Loan B Facility	1,840,750
Revolving Credit Facility	—
5.625% Senior Notes due 2024	1,050,000
4.50% Senior Notes due 2026	500,000

Total principal amount of long-term debt	3,683,250
Less: unamortized debt issuance costs	(62,569)

Total long-term debt, net of unamortized debt issuance costs	$3,620,681

Conference Call Details

MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmgrowthproperties.com under the Investors section or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 7848227. A replay of the call will be available through Monday, November 14, 2016. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10095499. The call will be archived at www.mgmgrowthproperties.com. In addition, MGP will post supplemental slides today on its website at www.mgmgrowthproperties.com/events-and-presentations for reference during its November 7, 2016 earnings call.

1

Funds From Operations (“FFO”) is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus real estate depreciation, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).

2

Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and the net amortization of the above market lease, non-cash compensation expense, acquisition related expenses, provision for income taxes and the net effect of straight-line rents.

3

Adjusted EBITDA is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus real estate depreciation, interest expense (including amortization of financing costs and the net amortization of the above market lease), non-cash compensation expense, acquisition related expenses, provision for income taxes and the net effect of straight-line rents.

Management believes that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are useful supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a more meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, beginning with the third quarter of 2016, the Company revised its calculations of AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom. This revision to such calculations had no significant impact on our AFFO and Adjusted EBITDA as reported in prior periods.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations to GAAP net income (loss) to FFO, AFFO and Adjusted EBITDA are included in this release.

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About MGM Growth Properties

MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP currently owns a portfolio of properties acquired from MGM Resorts, consisting of ten premier destination resorts in Las Vegas and elsewhere across the United States and one dining and entertainment complex which opened in April 2016. As of December 31, 2015, these properties collectively comprise 27,233 hotel rooms, approximately 2.6 million convention square footage, over 100 retail outlets, over 200 food and beverage outlets and over 20 entertainment venues. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries that MGM Resorts or other entertainment providers may develop in the future. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.

This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGP’s expectations regarding its ability to meet its financial and strategic goals and MGP’s ability to further grow its portfolio on an accretive basis. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	CLARK DUMONT
Chief Financial Officer	Senior Vice President of Corporate Communications
MGM Growth Properties LLC	MGM Resorts International
(702) 669-1470	(702) 692-6888 or cdumont@mgmresorts.com

MGM GROWTH PROPERTIES LLC

CONDENSED COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Rental revenue	$154,809	$—	$256,062	$—
Property taxes reimbursed by Tenant	17,690	—	27,340	—

	172,499	—	283,402	—

Expenses
Depreciation	54,260	54,188	158,860	145,805
Property transactions, net	1,442	—	2,651	—
Property taxes	17,690	12,058	44,231	37,439
Property insurance	—	2,529	2,943	7,822
Amortization of above market lease, net	114	—	114	—
Acquisition-related expenses	9,500	—	10,099	—
General and administrative	2,701	—	6,490	—

	85,707	68,775	225,388	191,066

Operating income (loss)	86,792	(68,775)	58,014	(191,066)
Interest expense	42,839	—	72,314	—
Other non-operating	367	—	439	—

Income (loss) before income taxes	43,586	(68,775)	(14,739)	(191,066)
Provision for income taxes	(915)	—	(915)	—

Net income (loss)	42,671	(68,775)	(15,654)	(191,066)
Less: Net (income) loss attributable to noncontrolling interest	(32,080)	68,775	33,198	191,066

Net income attributable to Class A shareholders	$10,591	$—	$17,544	$—

Net income per share attributable to Class A shareholders:
Basic	$0.18	N/A	$0.31	N/A
Diluted	$0.18	N/A	$0.30	N/A

MGM GROWTH PROPERTIES LLC

CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Real estate investments, net	$9,122,208	$7,793,639
Cash and cash equivalents	340,284	—
Tenant and other receivables, net	5,654	—
Prepaid expenses and other assets	10,861	—
Above market lease, asset	46,555	—

Total assets	$9,525,562	$7,793,639

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$3,620,681	$—
Due to MGM Resorts International and affiliates	211	—
Accounts payable, accrued expenses and other liabilities	8,247	—
Above market lease, liability	48,179	—
Accrued interest	29,716	—
Dividend payable	94,109	—
Deferred revenue	51,092	—
Deferred income taxes, net	24,828	1,734,680

Total liabilities	3,877,063	1,734,680
Commitments and contingencies
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 57,500,000 and 100 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	—	—
Additional paid-in capital	1,363,087	—
Accumulated deficit	(19,871)	—
Predecessor net Parent investment	—	6,058,959

Total Class A shareholders’ equity	1,343,216	6,058,959
Noncontrolling interest	4,305,283	—

Total shareholder’s equity	5,648,499	6,058,959

Total liabilities and equity	$9,525,562	$7,793,639

The following table summarizes the combined and consolidated results of operations of MGP for the nine months ended September 30, 2016:

	Nine Months Ended September 30, 2016	Less: Activity prior to IPO Date	IPO Date to September 30, 2016
	(In thousands, except unit and per unit amounts)
Revenues
Rental revenue	$256,062	$—	$256,062
Property taxes reimbursed by Tenant	27,340	—	27,340

	283,402	—	283,402

Expenses
Depreciation	158,860	63,675	95,185
Property transactions, net	2,651	874	1,777
Property taxes	44,231	16,891	27,340
Property insurance	2,943	2,943	—
Amortization of above market lease, net	114	—	114
Acquisition-related expenses	10,099	—	10,099
General and administrative	6,490	—	6,490

	225,388	84,383	141,005

Operating income (loss)	58,014	(84,383)	142,397
Interest expense	72,314	—	72,314
Other non-operating	439	—	439

Income (loss) before income taxes	(14,739)	(84,383)	69,644
Provision for income taxes	(915)	—	(915)

Net income (loss)	(15,654)	(84,383)	68,729
Less: Net (income) loss attributable to noncontrolling interest	33,198	84,383	(51,185)

Net income attributable to Class A shareholders	$17,544	$—	$17,544

Reconciliation of Non-GAAP Financial Measures
Net income (loss)	$(15,654)	$(84,383)	$68,729
Real estate depreciation	158,860	63,675	95,185
Property transactions, net	2,651	874	1,777

Funds From Operations	145,857	(19,834)	165,691
Amortization of financing costs	4,392	—	4,392
Non-cash compensation expense	326	—	326
Net effect of straight-line rent	(1,062)	—	(1,062)
Acquisition-related expenses	10,099	—	10,099
Amortization of above market lease, net	114	—	114
Provision for income taxes	915	—	915

Adjusted Funds From Operations	160,641	(19,834)	180,475
Interest expense	72,314	—	72,314
Amortization of financing costs	(4,392)	—	(4,392)

Adjusted EBITDA	$228,563	$(19,834)	$248,397

Weighted average Operating Partnership units outstanding
Basic			225,997,423
Diluted			226,243,088
FFO per Operating Partnership unit
Diluted			$0.73
AFFO per Operating Partnership unit
Diluted			$0.80